Exhibit 99.2

                                   Proxy Card

   Please Detatch, Sign, & Return ALL Proxies in the enclosed white envelope
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                           Willow Grove Bancorp, Inc.

                               Stock Sales Center
                           Welsh and Norristown Roads
                         Maple Glen, Pennsylvania 19002
                                (125) XXX - XXXX
                                Stock Order Form

Deadline: The Subscription Offering ends at 12:00 noon, Eastern Time, on XXXX, 1998. Your original Stock Order Form and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Willow Grove Bank branch office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.

(1) Number of Shares            Price Per Share       (2) Total Amount Due

                                x  $10.00  =          $
--------------------                                  ---------------------

The minimum number of shares that may be subscribed for is XX. The maximum individual subscription is XXXX shares. No person, together with associates of and persons acting in concert with such person may purchase more than XXXX shares of the Common Stock sold in the Reorganization. There are additional purchase limitations for associates and groups acting in concert, as defined in the Prospectus.

Method of Payment

(3) [ ] Enclosed is a check, bank draft or money order payable to XXXX XXXXXXX, Inc., for $______________.

(4) [ ] I authorize Lincoln Federal Savings Bank to make withdrawals from my Lincoln Federal Savings Bank certificate or savings account (s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

       Account Number (s)                           Amount (s)

---------------------------------          ---------------------------

---------------------------------          ---------------------------

---------------------------------          ---------------------------

---------------------------------          ---------------------------

                Total Withdrawal           ---------------------------

                   There is NO penalty for early withdrawal.

(5) [ ] Check here if you are a director, officer or employee of Willow Grove Bank or a member of such person's immediate family (same household).

(6) [ ] Associate - Acting in Concert
        Check here, and complete the reverse side of this form, if you or any associates or persons acting in concert with you have submitted other orders for shares in the Subscription Offering.

(7) Purchaser Information (check one)

a. [ ] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Willow Grove Bank as of XXX. Enter information below for all deposit accounts that you had at Lincoln Federal Savings Bank on XXXX.

b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Willow Grove Bank as of XXXXX but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Willow Grove Bank on XXXXX.

c. [ ] Voting Member - Check here if you were a depositor of Willow Grove Bank as of XXXX, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder or were a borrower of Willow Grove Bank as of XXXX whose loan was in existence on XXXXX, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts and/or loan accounts that you had at Willow Grove Bank on XXXX.

         Account Title (Names on Accounts)                 Account Number

       -------------------------------------          -------------------------

       -------------------------------------          -------------------------

       -------------------------------------          -------------------------

       -------------------------------------          -------------------------


Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)

(8) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The Stock Certificate and all correspondence related to this stock order will be mailed to the address provided below)

[ ] Individual
[ ] Joint Tenants
[ ] Tenants in Common

[ ] Uniform Transfer to Minors
[ ] Uniform Gift to Minors
[ ] Corporation

[ ] Partnership
[ ] Individual Retirement Account
[ ] Fiduciary/Trust (Under Agreement Dated _________________)

Name
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Name
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Mailing
Address
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                                       Zip
City                    State          Code              County
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Social Security or Tax I.D.
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Social Security or Tax I.D.
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Daytime
Telephone
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Evening
Telephone
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[ ] NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)
    Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated XXXX XX, 1998 and understand I may not change or revoke my order once it is received by XXXXXXXXXXXX, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. XXXXXXXX, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and
(2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

THE COMMON SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

Signature THIS FORM MUST BE SIGNED AND DATED TWICE: Here and on the Certification Form. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPEWCTUS. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.


Signature                                                 Date
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Signature                                                 Date
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                                                                  TURN PAGE OVER
FOR OFFICE
USE
Batch #  ______

Date Rec'd _____/____/_____
Amount $   _______________
 -  ________________Order #

Check  #   ___________
Category   ___________
Deposit  $ ___________

                                   Proxy Card

    Please Detatch, Sign, & Return ALL Proxies in the enclosed white envelope

                           Willow Grove Bancorp, Inc.

Item (6) continued; Associate - Acting in Concert

         Associates listed on                               Number of
          other stock orders                             shares ordered
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Item (7) continued; Purchaser Information

   Account Title (Names on Accounts)                    Account Number
---------------------------------------          ------------------------------

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                               CERTIFICATION FORM


       (This Certification Must Be Signed In Addition to the Stock Order
                            Form On Reverse Hereof)

I ACKNOWLEDGE THAT THE COMMON SHARES, NO PAR VALUE PER SHARE, OF WILLOW GROVE BANCORP, INC., ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY COLUMBIA FEDERAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Central Regional Director, Ronald N. Karr, at (312) 917-5000.

I further certify that, before purchasing the common shares of Willow Grove Bancorp, Inc., I received a copy of the Prospectus dated XXXXX xx, 1998, which discloses the nature of the common shares being offered thereby and describes the following risks involved in an investment in the common shares under the heading "Risk Factors" beginning on page X of the Prospectus:

           1.  Control of the Company by the MHC

           2.  Waiver of the Dividends by the MHC

           3. Potential Low Return on Equity Following the Reorganization; Uncertainty as to Future Growth Opportunities

           4.  Dilutive Effect of Issuance of Additional Shares

           5. The Establishment of the Foundation: Dilution of Stockholders' Interests, Impact on Earnings, Tax Considerations, Effect on Valuation and Approval of Members

           6. Potential Effects of Changes in Interest Rates and the Current Interest Rate Environment

           7. Risks Related to Construction and Land Development Loans, Multi-Family Residential Real Estate Loans and Commercial Real Estate Loans

           8.  Strong Competition Within the Bank's Market Area

           9.  Geographic Concentration of Loans

          10.  Regulatory Oversight and Legislation

          11.  Absence of Market for the Common Stock

          12. Possible Increase in Number of Shares of Common Stock Issued in the Reorganization

          13.  Potential Increased Compensation Expense After the Conversion

          14. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

          15.  Year 2000 Compliance

          16.  Irrevocability of Orders; Potential Delay in Completion of
               Offerings

Signature                  Date             Signature                  Date

---------------------------------           ------------------------------------
(Note: If shares are to be held jointly, both parties must sign)

                           Willow Grove Bancorp, Inc.
             Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions
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Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 15,000 shares. There are additional purchase limitations for associates and groups acting in concert as defined in the Prospectus. Willow Grove Bancorp, Inc. reserves the right to reject the subscription of any order received in the Direct Community Offering in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Willow grove Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at Willow Grove Bank' ("The Bank") current passbook rate.

Item 4 - To pay by withdrawal from a savings account or certificate at the Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5 - Please check this box to indicate whether you are a director, officer or employee of The Bank, or a member of such person's immediate family.

Item 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares, and complete the reverse side of the Stock Order Form.

Item 7 - Please check the appropriate box if you were:
         a) A depositor with $50.00 or more on deposit at The Bank as of XXXX xx, 1997. Enter information below for all deposit accounts that you had at The Bank on XXXX xx.

         b) A depositor with $50.00 or more on deposit at The Bank as of September 30, 1998, but is not an Eligible Account Holder. Enter Information below for all deposit accounts that you had at the Bank on September 30, 1998.

         c) A depositor or borrower at The Bank as of November xx, 1998, but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Willow Grove Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Stock Ownership Guide
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Individual - The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift to Minors - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. Use the minor's social security number.

Corporation/Partnership - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. The Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.